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EXHIBIT 10.2

                        NEW JERSEY RESOURCES CORPORATION
                DIRECTORS' DEFERRED COMPENSATION PLAN - PRE-409A
              As Amended and Restated Effective as of April 1, 1998

            New Jersey Resources Corporation (the "Corporation") hereby establishes a deferral plan (the "Plan") for the purpose of permitting a member of the Board of Directors of the Corporation (a "Director") to elect from time to time to defer the receipt of all or a portion of the Director's retainer and other fees.

      Section 1.        Deferral Elections.

                  a. Election to Defer. A Director may irrevocably elect to defer the receipt of all or a portion of the fees, including, without limitation, any retainer, meeting fee or committee meeting fee ("Fees"), that the Director will become entitled to receive for services as a member of the Board of Directors of New Jersey Resources Corporation (the "Board of Directors") for a given calendar year. If a Director elects to defer only a portion of the Director's Fees, the Director must defer at least 20% of the Director's Fees and may defer any percentage of the Director's Fees which is a multiple of 20%, in whole percentages, and such percentage of each payment of Fees for services during the calendar year covered by the Director's election shall be deferred.

                  b. Election of Deferral Period. A Director who elects to defer receipt of all or a portion of the Director's Fees for a given calendar year shall also elect whether the deferred Fees are to be paid, or commence to be paid,

                        (i) during January of the sixth year following the
            calendar year in which the deferred Fees would otherwise have been paid to the Director, or, if earlier, within a reasonable period of time after the last business day of the calendar quarter in which the Director ceases to be a member of the Board of Directors; or

                        (ii) within a reasonable period of time after the last
            business day of the calendar quarter in which the Director ceases to be a member of the Board of Directors.

      If the Director does not make an election under this Section 1 (b) with respect to the time of payment of his deferred Fees for a given calendar year, the Director's deferred Fees for that calendar year shall be paid within a reasonable period of time after the last business day of the calendar quarter in which the Director ceases to be a member of the Board of Directors.

                  The Deferral Period is the period beginning on the date the deferred Fees would otherwise have been paid to the Director and ending on the date the deferred Fees are to be paid, or commence to be paid, pursuant to the Director's election under this Section 1 (b).

                  c. Election of Method of Payment of Deferred Fees. A Director who elects to defer the receipt of all or a portion of the Director's Fees for a given calendar year shall also elect whether the deferred Fees are to be paid, subject to Section 3,

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                  (i) in a single sum payment, as soon as practicable after the end of the Deferral Period, or

                  (ii) in the number of annual installments elected by the Director (but not more than 5) with such installments commencing as soon as practicable after the end of the Deferral Period. The amount of each such installment shall be equal to the amount credited to the Director's Deferred Fee Account (as defined in Section 2 below) on the day next preceding the date of payment of the installment, divided by the number of installments remaining to be paid. The unpaid portion of the Director's deferred Fees shall continue to be adjusted, as provided in Section 2, during the period that the Director is receiving such installment payments.

            If a Director does not make an election under this Section 1 (c) with respect to the method of payment of his deferred Fees for a given calendar year, the Director's deferred Fees for that calendar year shall be paid in the same manner as the Director's deferred Fees for the next preceding calendar year with respect to which the Director made an election as to the method of payment. If the Director has not previously elected to defer Fees, or has not previously elected the method of payment of his deferred Fees, the Director's deferred Fees shall be paid in a single sum payment, as soon as practicable after the end of the Deferral Period for such deferred Fees.

            d. Time and Manner of Elections. A Director's elections shall be made by filing a written notice with the Secretary of the Corporation (the "Secretary") on the form prescribed by the Secretary for this purpose. The elections with respect to the deferral of the Director's Fees for a given calendar year shall be made no later than December 31st of the preceding year; provided, however, that (i) for calendar year 1995, a Director may make the elections with respect to Fees for such year to be earned after such elections are made within 30 days after the Plan is adopted by the Board of Directors, and
(ii) for the calendar year in which an individual first becomes a Director, the Director may make the elections with respect to Fees for such year to be earned after such elections are made within 30 days after first becoming a Director.

      Section 2. Earnings on Deferred Fees.

            a. Establishment of Deferral Accounts. A Director's deferred Fees for a given calendar year shall be credited to an account established and maintained to record such deferred Fees (a "Deferred Fee Account"). Such credit shall be as of the date such deferred Fees would otherwise have been payable to the Director. A separate Deferred Fee Account shall be established and maintained for each calendar year.

            b. Investment Elections for Deferred Fees. At the time a Director elects to defer receipt of Fees, the Director shall designate in writing the portion of such Deferred Fees, stated as a whole percentage, to be credited to the Interest Account and the portion to be credited to the Stock Account. Any Deferred Fees to be credited to either such Account shall be rounded to the nearest whole cent, with amounts equal to or greater than $.005 rounded up and amounts below $.005 rounded down. If a Director fails to elect how to allocate any Deferred Fees between the two investment accounts, 100% of such Deferred Fees shall be credited to the Stock Account. By written notice to the

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Secretary of the Company, a Director may request that Deferred Fees previously credited to the Interest Account be allocated to the Stock Account. Notwithstanding any other provision of the Plan to the contrary, amounts credited to a Director's Stock Account, whether originally credited or reallocated to the Stock Account, may not be reallocated or deemed reinvested in any other investment vehicle, but shall remain as Deferred Stock until such time as the Deferred Fee Account is settled in accordance with Section 1.d. Any such election shall be effective as of the first calendar quarter commencing after receipt of such election. No Director may make any election to change the way in which amounts previously allocated to the Director's Interest Account are deemed invested within six months of the date of the last such election by such Director to change the way in which such amounts are deemed invested. A Director may elect to change the way Fees not yet credited to the Director's Deferred Fee Account are deemed invested as of the end of any calendar month by written notice to the Secretary of the Company received prior to the end of such month, and may make up to three such elections each year."

            As of the end of each calendar month, any Deferred Fees credited to the Interest Account will be credited with interest, at an annual rate equal to
(1) the Prime Rate in effect during such month plus two (2) percentage points, on the average daily balance credited to the account during such month. The Prime Rate in effect during a calendar month shall be determined by reference to the Prime Rate listed in the Wall Street Journal as the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks or, if at any time such rate is not reported in the Wall Street Journal, such comparable publicly available measurement of the cost of corporate borrowing as the Board of Directors shall determine. If the Prime Rate changes during a calendar month, the Prime Rate used to determine the amount of interest to be credited to a Director's Deferred Fee Account will be determined by dividing (1) the sum of the products of (A) each Prime Rate in effect during the month and (B) the number of business days that such Prime Rate was in effect, by (2) the number of business days during such month. If more than one Prime Rate is listed in the Wall Street Journal for a given day, the Prime Rate for that day shall be the average of such Prime Rates.

            (c) Stock Account. Any Deferred Fees allocated to the Stock Account shall be deemed invested in a number of notional shares of the Company's common stock (the "Units") equal to the quotient of (i) such Deferred Fees divided by
(ii) the Fair Market Value (defined below) on the date the Deferred Fees then being allocated to the Stock Account would otherwise have been paid or the Shares would have been granted, as the case may be. Fractional Units shall be credited, but shall be rounded to the nearest hundredth percentile, with amounts equal to or greater than .005 rounded up and amounts less than .005 rounded down. Whenever a dividend other than a dividend payable in the form of shares is declared with respect to the shares, the number of Units in the Director's Stock Account shall be increased by the number of Units determined by dividing (i) the product of (A) the number of Units in the Director's Stock Account on the related dividend record date and (B) the amount of any cash dividend declared by the Company on a Share (or, in the case of any dividend distributable in property other than common stock, the per share value of such dividend, as determined by the Company for purposes of income tax reporting) by (ii) the Fair Market Value on the related dividend payment date. In the case of any dividend declared on common stock which is payable in shares of common stock, the Director's Stock Account shall be increased by the number of Units

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equal to the product of (i) the number of Units credited to the Directors Stock
Account on the related dividend record date and (ii) the number of shares (including any fraction thereof) distributable as a dividend on a share. In the event of any change in the number or kind of outstanding shares of common stock by reason of any recapitalization, reorganization, merger, consolidation, stock split or any similar change affecting such shares, other than a stock dividend as provided above, the Board shall make an appropriate adjustment in the number of Units credited to the Director's Stock Account. For purposes of this section, "Fair Market Value" on any date shall mean the closing price of a share of Common Stock on such date as reported in the principal consolidated transaction reporting system on which the common stock is principally traded.

            (d) Distribution from Accounts Upon Termination of Service as a Director. At the time a Director makes a deferral election, the Director shall also file with the Secretary of the Company a written election (a "Distribution Election") with respect to whether the aggregate amount, if any, credited to the Interest Account at any time and the value of any Units to be credited to the Stock Account shall be distributed wholly in cash, in the greatest number of whole shares of common stock (with any fractional interest payable in cash) or combination of cash and whole Shares. A Director may at any time, and from time to time, change any Distribution Election applicable to the Director's investment accounts.

Section 3. Method of Payment in the Event of Death. If a Director dies while a member of the Board of Directors or prior to the full payment to the Director of all of the Director's deferred Fees, as adjusted as provided in Section 2, an amount equal to the unpaid portion of such deferred Fees, as adjusted as provided in Section 2, shall be paid in a single sum payment to the Director's designated beneficiary or beneficiaries. Such single sum payment shall be made as soon as practicable after the death of the Director.

Section 4. Miscellaneous.

            a. Designation of Beneficiary. A Director may designate a beneficiary or beneficiaries (which may be an entity other than a natural person) to receive any payments of the Director's deferred Fees to be made upon the Director's death. At any time, and from time to time, any such designation may be changed or canceled by the Director without the consent of any beneficiary. Any such designation, change or cancellation must be by written notice filed with the Secretary and shall not be effective until received by the Secretary. Any such written notice may apply to (i) only the Director's deferred Fees for a particular calendar year or years, or (ii) all of the Director's deferred Fees, including Fees to be deferred in future years.

      If a Director designates more than one beneficiary with respect to any portion of the Director's deferred Fees, any payments to such beneficiaries shall be made in equal shares unless the Director has designated otherwise, in which case the payments shall be made in the shares designated by the Director. If no beneficiary has been named by a Director with respect to all or a portion of the Director's deferred Fees, or the designated beneficiaries with respect to all or a portion of the Director's deferred Fees have predeceased the Director, the Director's beneficiary with respect to such deferred Fees shall be the executor or administrator of the Director's estate.

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                  b. All Payments In Cash. All payments of deferred Fees shall be made in cash, provided that a Director who has elected to have all or a portion of any of the Director's Deferred Fee Account treated as though invested in Shares and who elects to receive a distribution of any such Account in a single lump sum may elect to receive the portion of such Account so invested in Shares.

                  c. No Right to Continue as a Director. Nothing contained in this Plan shall be construed as conferring upon a Director any right to continue as a member of the Board of Directors.

                  d. No Right to Corporate Assets. Nothing contained in this Plan shall be construed as giving a Director, a Director's designated beneficiaries or any other person any equity or interest of any kind in the assets of the Corporation or creating a trust of any kind or a fiduciary relationship of any kind between the Corporation and any such person. As to any claim for payments due with respect to a Director's deferred Fees, the Director, the Director's designated beneficiaries and any other persons having a claim for payments shall be unsecured creditors of the Corporation.

                  e. No Limit on Further Corporate Action. Nothing contained in this Plan shall be construed so as to prevent the Corporation from taking any corporate action which is deemed by the Corporation to be appropriate or in its best interest.

                  f. Assignment; Successor in Interest. The rights and benefits of a Director with respect to the Director's deferred Fees are personal to the Director, and neither the Director nor the Director's designated beneficiaries shall have the power or right to transfer, assign, anticipate, mortgage, or otherwise encumber any payments to be made with respect to the Director's deferred Fees.

                  The obligations of the Corporation with respect to deferred Fees are not assignable or transferable except to a corporation which acquires all or substantially all of the assets of the Corporation, or any corporation into which the Corporation may be merged, converted or consolidated.

                  These terms and provisions shall inure to the benefit of a Director's designated beneficiaries, heirs, executors, administrators and successors in interest.

                  g. Amendment and Termination. The Board of Directors may from time to time and at any time alter or amend this Plan or suspend, discontinue or terminate the deferral by Directors of their retainer and other fees; provided, however, that no such action, which would adversely affect the amount, form or time of payment of the retainer and other fees which, as of the effective date of such action, had been deferred pursuant to a Director's election, shall be effective without the Director's written consent.

                  h. Governing Law. This Plan shall be construed in accordance with and be governed by the laws of the State of New Jersey.

            IN WITNESS WHEREOF, New Jersey Resources Corporation has caused this Amended and Restated Plan to be executed this 16th day of May, 2006.

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                                      NEW JERSEY RESOURCES CORPORATION

Attest:  /s/ Rhonda M. Figueroa       By:  /s/ Laurence M. Downes
         ----------------------            ----------------------
Rhonda M. Figueroa                    Laurence M. Downes
Corporate Secretary                   Chairman and Chief Executive Officer

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